UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 9, 2006 (October 3, 2006)
BlastGard International, Inc.
(Exact name of registrant as specified in its charter)
Colorado	333-47294	84-1506325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
12900 Automobile Blvd. - Suite D - Clearwater, FL 33762
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (727) 592-9400

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 3, 2006, we entered into an agreement with QuanStar Group, LLC, headquartered in New York, NY, and L. Paul Bremer, an individual, ("Quanstar-Bremer") engaging them to serve as an advisor to render strategic and consulting services to us, primarily in connection with the commercialization of our proprietary BlastGard technology.

As outlined in the agreement, the services to be provided to us by QuanStar-Bremer are as follows:

•
Provide to the Company's senior management advice and counsel on strategic business issues;
•
Assist in recruiting and hiring people for senior executive positions;
•
Participate in business reviews and assist in formulating long-range business development plans;
•
Assist the Company in marketing and selling BlastGard products;
•
Help the Company in recruiting Board members of stature;

The term of the agreement is 12 months and automatically renewed for successive one-year terms. The agreement may be terminated by either party at any time, with or without cause, by delivery of written notice of termination by the terminating party to the non-terminating party. The termination date shall be effective 150 days after receipt of said written notice of termination.

QuanStar-Bremer shall have the right to be compensated for any transaction initiated by it and consummated within 18 months from the date of termination.

The founders of the Company, namely, James F. Gordon, John L. Waddell, Jr., and Michael J. Gordon have agreed to compensate QuanStar-Bremer by transferring without cost from their own stock holdings a total of 625,000 shares of the Company's common stock.

We agreed to pay to QuanStar-Bremer a commission fee of 20% of Net Sales for the first $2,000,000 in Net Sales; 15% for the next $2,000,000 in sales and 10% on all additional Net Sales, except for sales of the Company's MTR and MBR product line which shall be limited to 9% of Net sales on new orders and 4.5% of Net Sales on recurring orders. The term "Net Sales" is defined as gross sales minus customer returns and excludes taxes and shipping.

As a subsequent result of the engagement of QuanStar-Bremer, Ambassador Bremer, a principal of QuanStar-Bremer, became a director of our company, as further described under Item 5.02, below. It should be noted that Arnold Burns, a director of the Company, is part owner of QuanStar Group, LLC.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
New Board Member

On November 8, 2006, L. Paul Bremer, III, former Presidential Envoy to Iraq / Administrator of the Coalition Provisional Authority, was appointed to fill a vacancy on the board of directors.

Ambassador L. Paul Bremer, III served as Presidential Envoy to Iraq from May 2003 until June 2004.  Prior to his assignment to Iraq, Ambassador Bremer had been Chairman and Chief Executive Officer of Marsh Crisis Consulting Company and from 1989 to 2000, he was Managing Director of Kissinger Associates.  Ambassador Bremer was a director of Air Products and Chemicals, Inc., Akzo Nobel NV, Vivid Technologies, Conner Peripherals, the Harvard Business School Club of New York and The Netherland-America Foundation. He served as a Trustee of the Economic Club of New York and on the International Advisory Boards of two Japanese firms, Komatsu and Chugai Pharmaceuticals.

Ambassador Bremer’s 23-year career in the State Department included service at the Embassies in Afghanistan, Malawi and Norway. From 1983 to 1986 he served as American Ambassador to the Netherlands.  Ambassador Bremer was Ambassador at Large for Counter Terrorism until 1989.  In September 1999, the Speaker of the House of Representatives appointed him Chairman of the bipartisan National Commission on Terrorism. In June 2002, President Bush appointed Ambassador Bremer to the President’s Homeland Security Advisory Council. He has also served on the National Academy of Science Commission examining the role of science and technology in countering terrorism and chaired a Heritage Foundation study, “Defending the Homeland”.

Ambassador Bremer is the Founder and President of the Lincoln/Douglass Scholarship Foundation, a Washington-based non-profit organization that provides high school scholarships to inner city youths. Ambassador Bremer received his B.A. from Yale University, a CEP from the Institut D’Etudes Politiques of the University of Paris, and an MBA from Harvard Graduate School of Business Administration. He has an Honorary Doctor of Law degree from Ave Maria University. His languages are French, Dutch, and Norwegian.

Ambassador Bremer has received numerous awards for his public service. On December 14, 2004, President Bush awarded him the Presidential Medal of Freedom, the nation’s highest civilian award, for his service in Iraq. He was also presented with the Department of Defense award for Distinguished Public Service and the Nixon Library honored him with the "Victory of Freedom Award" for "demonstrating leadership and working towards peace and freedom."
During his time in government, Ambassador Bremer received the State Department Superior Honor Award, two Presidential Meritorious Service Awards and the Distinguished Honor Award from the Secretary of State.

Ambassador Bremer was granted a five-year Non-Statutory Stock Option to purchase 100,000 shares of the Corporation’s Common Stock at an exercise price of $1.00 per share. The Option granted contains cashless exercise provisions and shall vest 50% on the date of grant and the remaining 50% shall vest on November 9, 2007, it being understood that the Options that shall vest on November 9, 2007 shall terminate in the event that the holder is no longer serving as a director of our Company at anytime between the date of grant and November 9, 2007, subject to our Board’s right to accelerate the vesting date of the Option.

In addition, Board members Arnie Burns and Ambassador Bremer were granted a seven-year Non-Statutory Stock Option to purchase 500,000 shares of the Corporation’s Common Stock at an exercise price of $1.50 per share. The Option granted contains cashless exercise provisions and are fully vested.

Item 7.01 Regulation FD Disclosure.
On November 9, 2006, the Company issued a press release to announce the appointment of Ambassador Bremer as a director.  A copy of the press release is attached as an exhibit hereto.

Item 8.01 Other Events.
References made to Definitive Agreement described under Item 1.01. As a result of Arnie Burns’ interest in Quanstar-Bremer, he is no longer considered an independent director of the Company, and will no longer sit on our audit committee. Consequently, our audit committee will consist of one board member, Joel Gold.

Item 9.01 Financial Statements and Exhibits.

Exhibits
EX-99.1	Press release dated November 9, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlastGard International, Inc.
Date: November 9, 2006	By:	/s/ James F. Gordon
James F. Gordon Chief Executive Officer